Exhibit 10.3

Agreement for Equity Transfer and Capital Increase

between

Xiamen Jiupai Yuanjiang New Power Equity Investment Funds Partnership (Limited Partnership)

and

Huizhou Yipeng Energy Technology Co., Ltd.

Place: Xiamen, Fujian

Date: May 5, 2017

Agreement for Equity Transfer and Capital Increase

The Agreement is made and entered into by and between the following parties:

Party A: Xiamen Jiupai Yuanjiang New Power Equity Investment Funds Partnership (Limited Partnership)

Registration No.: ____________________

Domicile: ____________________

Party B: All Shareholders of Huizhou Yipeng Energy Technology Co., Ltd.

Shareholder 1: Huizhou Highpower Technology Co., Ltd.

Registration No.: 441300000177233

Domicile: Xinhu Industrial Development Zone, Maan Town, Huicheng District, Huizhou

Shareholder 2: Shenzhen Jinpenglong Traffic Science & Technology Co., Ltd.

Registration No.: 440301104384936

Domicile: 6H18, East of 6F, Building 1, Shenhua Science & Technology Industrial Park, Meihua Road, Futian District, Shenzhen (only for the office)

Shareholder 3: Beijing Defengjie Fuhua Venture Investment Funds Management Center (Limited Partnership)

Registration No.: 110108018065690

Domicile: Room 37, 1F, Building 23, No.72, Qinghe 3 Street, Haidian District, Beijing

Shareholder 4: Beijing Defengjie Longsheng Investment Funds Management Center (Limited Partnership)

Registration No.: 91111083442800187

Domicile: 2056, 2F, No.5, Shangdi 5 Street, Haidian District, Beijing

Shareholder 5: Shu Jianqin

ID No.: ***

Domicile: Fangjiaju Street, Fangjiaju Town, Yingshan County, Hubei

Shareholder 6: Qu Jingdong

ID No.: ***

Domicile: Room 701, Unit 1, Building 18, Shangdi Shumacheng, Anningzhuang, Haidian District, Beijing

Shareholder 7: He Ping

ID No.: ***

Domicile: Room 25, Unit 2, Building 15, No.A-8, Xinwai Street, Xicheng District, Beijing

Party C: Huizhou Yipeng Energy Technology Co., Ltd.

Legal Representative: Pan Dangyu

Registration No.: ***

Domicile: (B1 Plant) No.1, Qunliao Road, Maan Town, Huicheng District, Huizhou

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Interpretation and Definition

Unless otherwise indicated in the text hereof, the following terms shall have the following meaning:

Agreement	refers to	the Agreement for Equity Transfer and Capital Increased between Xiamen Jiupai Yuanjiang New Power Equity Investment Partnership (Limited Partnership) and Huizhou Yipeng Energy Technology Co., Ltd.
Subject Company	refers to	Huizhou Yipeng Energy Technology Co., Ltd, that is, Party C to the Agreement.
Share Capital/Equity	refers to	the registered capital of Huizhou Yipeng Energy Technology Co., Ltd, with RMB 1 for each share.
Yuan	refers to	RMB.
Transfer	refers to	Party B’s transfer of 32,937,500 equity held in the subject company to Party A in accordance with the Agreement, with a transfer price of RMB 93,000,000 in total.
Capital Increase	refers to	the capital increase of RMB 60,000,000 by Party A to the subject company in accordance with the Agreement, by virtue of which Party A obtains 21,250,000 equity in the subject company.
Investment	refers to	an investment of RMB 153,000,000 by virtue of transfer part of equity held by Party B in the subject company to Party A and the capital increase by Party A to the subject company in accordance with the Agreement, as a result, the registered capital of the subject company is increased to RMB 106,250,000, and Party A holds certain equity accounting for 51% of the total share capital of the subject company and thus becomes the controlling shareholder of the subject company.
Investment Principal	refers to	the investment payment made by Party A to Party B and Party C as the consideration for the purpose of obtaining certain equity in the subject company. Upon completion of this investment, for the purpose of obtaining 51% equity in the subject company by virtue of transfer and capital increase, the investment principal equal to RMB 153,000,000 has been paid by Party A.
Original Shareholder(s)	refers to	all shareholders of Huizhou Yipeng Energy Technology Co., Ltd prior to the completion of this investment, that is, Party B to the Agreement.
Management Team	refers to	Party B2, Party B5 and Party B7.
Investor in the Previous Round	refers to	Party B1, Party B3, Party B4 and Party B6.
Three Parties	refer to	each civil subject mentioned herein, that is, Party A, Party B and Party C
Transitional Period	refers to	the period from the date of execution hereof to the completion of procedures of registration of business change for the equity transfer and capital increase in accordance with the Agreement.
Working Day(s)	refers to	the national legal working days.
Disclosure	refers to	the disclosure made by Party B and Party C prior to the investor’s investment and in connection with this investment of Party A.
Significantly Adverse Impacts	refer to	any of the following situations, changes or impacts in connection with the Company, which independently or jointly with any other situations, changes or impacts of the Company (a) cause or probably cause significantly adverse impacts on the business or the Company’s assets, liabilities (including but not limited to the contingent liabilities), operating achievements or financial status, or (b) cause or probably cause significantly adverse impacts on the Company’s qualifications required for the operation and business in the existing manner.

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Whereas,

1. Party C (the Subject Company) is a limited liability company incorporated and legally existing on Jan.26, 2014 under the laws and regulations of the People’s Republic of China, which specializes in R&D, production, sales and technical service of lithium-ion power storage battery, lithium-ion power battery and related accessories, with the registered address at (B1 Plant) No.1, Qunliao Road, Maan Town, Huicheng District, Huizhou and Party B holds 100% equity in the Subject Company; as of the date of execution hereof, the registered capital of the Subject Company is RMB 85,000,000 and has been fully contributed.

2. Party A is an equity investment partnership incorporated and legally existing under the laws and regulations of the People’s Republic of China and has the intention of making an investment of RMB 153,000,000 to the Subject Company, in which RMB 93,000,000 is used for the transfer of part of equity held by Party B in the Subject Company and RMB 60,000,000 is used for the capital increased. Upon completion of this investment, Party A shall hold 51% equity in the Subject Company and become the controlling shareholder of the Subject Company.

3. Party B shall transfer the equity to Party A in the manner stipulated herein. Upon completion of the transfer of part of equity held by Party B to Party A and the capital increase, Party B shall hold 49% equity in the Subject Company.

Pursuant to the Company Law of the People’s Republic of China, Contract Law of the People’s Republic of China and other current laws and regulations of China, through friendly negotiation the three parties reach the following agreement on the cooperation in this investment for the purpose of joint abidance.

Article 1 Investment Prerequisites

1.1 Through negotiation the parties acknowledge that only when the following investment prerequisites are fully satisfied, shall Party A perform the capital contribution obligations hereunder:

1.1.1 The parties agree and formally execute the Agreement, including the execution of appendixes hereto;

1.1.2 This transaction has already obtained the consents and approvals from the Governmental departments (if required), the Subject Company and other third parties, including but not limited to the resolutions adopted by the Subject Company’s Board of Directors and the General Meeting of Shareholders on the equity transfer and capital increase hereunder, and the original shareholders of Party B agree to waive the right of first refusal in and to the transfer of part of equity by part of Party B’s shareholders to Party A hereunder and the capital increase of the Subject Company by Party A hereunder.

1.1.3 The management team and Party C has already fully, truly and completely disclosed in writing the Subject Company’s assets, liabilities, rights and interests, external guarantee and other information in connection with the Agreement;

1.1.4 Party C as the going concern entity has not performed any behavior in violation of the laws and regulations;

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1.1.5 During the transitional period, Party C shall maintain a normal and constant operation condition and Party C’s key team and the nature, scope and mode of operation will not be significantly changed; without the prior written consent of Party A, neither Party B nor Party C may have the following behavior:

(1) To increase, reduce or transfer the Company’s assets and equity, or mortgage or otherwise dispose the Company’s assets and equity (except for stipulated herein);

(2) To take any action for the purpose of the Company’s merger, division, suspension of business or other similar action;

(3) any capital transaction behavior (except for the capital transaction with Party A);

(4) To borrow a loan from or provide loan guarantee to the civil subject;

(5) Significantly adverse impacts on the operation or financial status or any kind of profit distribution;

(6) To sell, lease, transfer or generate the guaranteed real right (such as the mortgage, pledge, retention or otherwise disposal) in and to any of the Company’s properties with a value of more than RMB 100,000;

(7) To make any modifications to the Articles of Association of or any documents having a binding on the Subject Company (except for required herein);

(8) To, except for the execution of contracts and agreements necessarily required for the normal operation, make any agreements, contracts, arrangements or transaction (regardless of having the legal effects) which may cause significantly adverse impacts on the operation of the Subject Company, or, without the written consent of Party A, to make modifications to any existing contracts and agreements to which the Subject Company is a party;

(9) Any changes to the equity structure and shareholders of the Subject Company;

(10) Any changes to the members of the Board of Directors of the Subject Matter, or changes to the terms of the labor contract signed by and between the Subject Company and its employees (except for required herein).

1.2 Prior to the completion of business change for the transfer of (32,937,500) equity and the capital increase (of 21,250,000 equity) by the Subject Company, provided that any one of the conditions contained in Article 1.1 hereof are not satisfied, Party A has the right to cease this transaction or unilaterally rescind the Agreement by giving a written notice and request Party B and Party C to immediately refund the investment principal (including the equity transfer price and the capital increase payment) and the management team shall undertake the joint and several warranty liabilities for Party C’s obligations to refund the capital increase payment included in the investment principal.

Article 2 Pricing Mode

The parties agree to determine in the following manner the appraisal value and investment price of the Subject Company to which this investment is made:

2.1 With respect to this investment, transaction appraisal value of 100% equity in the Subject Company shall be RMB 240,000,000.

2.2 The transaction appraisal value of the Subject Company shall be RMB 240,000,000, the corresponding registered capital of the Subject Company shall be RMB 85,000,000 and the transaction price of each RMB 1 registered capital (that is, per share, the same below) shall be RMB 2.823529.

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Article 3 Investment Plan

3.1 Based on the transaction price of RMB 2.823529/share for the equity in the Subject Company as mentioned in Article 2.1 hereof, by making an investment of RMB 93,000,000, Party A shall be transferred 32,937,500 equity held by part of Party B’s original shareholders in the Subject Company. Each original shareholder of Party B implementing the transfer hereunder shall be responsible for the income tax and related taxes and fees arising from such equity transfer. Prior to this transfer, the equity structure of the Subject Company sees the following table:

Unit: Yuan

SN	Name of Shareholder	Mode of Investment	Registered Capital	Shareholding Proportion
1	Huizhou Highpower Technology Co., Ltd.	Monetary	30,090,000	35.40%
2	Shenzhen Jinpenglong Traffic Science & Technology Co., Ltd.	Monetary	22,666,667	26.67%
3	Shu Jianqin	Monetary	10,766,667	12.67%
4	Qu Jingdong	Monetary	6,630,000	7.80%
5	He Ping	Monetary	6,233,333	7.33%
6	Beijing Defengjie Fuhua Venture Investment Funds Management Center (Limited Partnership)	Monetary	5,780,000	6.80%
8	Beijing Defengjie Longsheng Investment Funds Management Center (Limited Partnership)	Monetary	2,833,333	3.33%
	Total		85,000,000	100%

With respect to this transfer, the transfer of equity by each original shareholder of Party B sees the following table:

Unit: Yuan

SN	Name of Shareholder	Equity Transferred	Proportion of Transferred Equity Accounting for RMB 85,000,000 of Registered Capital	Amount Transferred
1	Huizhou Highpower Technology Co., Ltd.	25,145,833	29.58%	71,000,000.00
2	Shenzhen Jinpenglong Traffic Science & Technology Co., Ltd.	3,187,500	3.75%	9,000,000.00
3	Shu Jianqin	1,912,500	2.25%	5,400,000.00
5	He Ping	2,691,667	3.17%	7,600,000.00
	Total	32,937,500	38.75%	93,000,000

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After this equity transfer, the equity structure of the Subject Company sees the following table:

Unit: Yuan

SN	Name of Shareholder	Mode of Investment	Registered Capital	Shareholding Proportion
1	Xiamen Jiupai Yuanjiang New Power Equity Investment Funds Partnership (Limited Partnership) (Party A)	Monetary	32,937,500	38.75%
2	Huizhou Highpower Technology Co., Ltd.	Monetary	4,944,166	5.8166%
3	Shenzhen Jinpenglong Traffic Science & Technology Co., Ltd.	Monetary	19,479,167	22.9167%
4	Shu Jianqin	Monetary	8,854,167	10.4167%
5	Qu Jingdong	Monetary	6,630,000	7.800%
6	He Ping	Monetary	3,541,667	4.1667%
7	Beijing Defengjie Fuhua Venture Investment Funds Management Center (Limited Partnership)	Monetary	5,780,000	6.800%
	Beijing Defengjie Longsheng Investment Funds Management Center (Limited Partnership)	Monetary	2,833,333	3.3333%
	Total		85,000,000	100%

3.2 By virtue of making an investment of RMB 60,000,000 in cash to the Subject Company as per the price of RMB2.823529/share, Party A shall obtain 21,250,000 equity in the Subject Company, thus the registered capital of the Subject Company is increased from RMB 85,000,000 to RMB 106,250,000; after this capital increase, the Subject Company may at an appropriate time and in the form of resolutions adopted by the General Meeting of Shareholders increase its registered capital to an appropriate scale in the manner of conversion of capital funds to the share capital.

3.3 With respect to this investment, by virtue of transfer of part of the equity and the capital increase, Party A makes an investment of RMB 153,000,000 and obtains RMB54,187,500 of registered capital of the Subject Company, accounting for 51% of RMB 106,250,000 of registered capital of the Subject Company after the capital increase; after the transfer of RMB 32,937,500 of registered capital by Party B, the remaining registered capital is RMB 52,062,500, accounting for 49% of the total share capital of the Subject Company after the capital increase.

3.4 With respect to the capital increase of RMB 60,000,000 to the Subject Company, RMB 21,250,000 is used as the newly increased registered capital and the remaining RMB 38,750,000 is used as the capital funds of the Subject Company.

3.5 After this equity transfer and capital increase, Party C’s equity structure sees the following table:

Unit: Yuan

SN	Name of Shareholder	Mode of Investment	Amount of Investment Subscribed	Shareholding Proportion	Amount of Investment Made
1	Xiamen Jiupai Yuanjiang New Power Equity Investment Funds Partnership (Limited Partnership) (Party A)	Monetary	54,187,500	51.00%	54,187,500
2	Shenzhen Jinpenglong Traffic Science & Technology Co., Ltd.	Monetary	19,479,167	18.333%	1,9479,167
3	Shu Jianqin	Monetary	8,854,167	8.333%	8,854,167
4	Qu Jingdong	Monetary	6,630,000	6.24%	6,630,000
5	Beijing Defengjie Fuhua Venture Investment Funds Management Center (Limited Partnership)	Monetary	5,780,000	5.44%	5,780,000
6	Huizhou Highpower Technology Co., Ltd.	Monetary	4,944,166	4.654%	4,944,166
7	He Ping	Monetary	3,541,667	3.333%	3,541,667
9	Beijing Defengjie Longsheng Investment Funds Management Center (Limited Partnership)	Monetary	2,833,333	2.667%	2,833,333
	Total		106,250,000	100%	106,250,000

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3.6 Terms of payment for this investment made by Party A:

The Agreement shall become effective after signed. Prior to May 5, 2017 (including, the same below), Party A shall transfer a capital increase payment of RMB 40,000,000 to the Subject Company’s enterprise account designated by Party C; prior to May 15, Party A shall make the payment of the balance equal to RMB 20,000,000. Where Party A fails to make the payment for capital increase at the time stipulated herein, for each day of delay, Party A shall pay Party C certain penalty as per 0.05%/day of each capital increase payment then payable.

Prior to Jun.30, 2017, Party A shall pay RMB 93,000,000 as this equity transfer payment to 4 original shareholders of Party B who intend to implement this transfer and directly transfer to the individual or company account registered in the name of such 4 shareholders as designated by such 4 shareholders. Where Party A fails to make the payment for equity transfer at the time stipulated herein, for each day of delay, Party A shall pay the original shareholders of Party B who intend to implement this transfer of equity certain penalty as per 0.05%/day of the transfer price. Provided that such equity transfer payment payable by Party A fails to be available prior to Jul.31, 2017, it shall be deemed as a fundamental default by Party A, and Party B may implement the terms hereof.

Enterprise account designated by Party C is as follows:

Account name:

A/C No.:

Opening bank:

Enterprise account designated by Huizhou Highpower Technology Co., Ltd is as follows:

Account name:

A/C No.:

Opening bank:

Enterprise account designated by Shenzhen Jinpenglong Traffic Science & Technology Co., Ltd is as follows:

Account name:

A/C No.:

Opening bank:

Enterprise account designated by He Ping is as follows:

Account name:

A/C No.:

Opening bank:

Enterprise account designated by Shu Jianqin is as follows:

Account name:

A/C No.:

Opening bank:

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Article 4 Party B and the management team covenant to, within 15 working days after the 1st and 2nd payment for capital increase (a total of RMB 60,000,000) by Party A is available, complete the procedures for registration of business change of this investment (refers to the shareholding structure in which after this investment Party A holds 20% equity in the Subject Company and Party B holds 80% equity in Party C). In case Party B and the management team fail to complete the procedures for business change on schedule, for each day of delay, the management team shall pay Party A certain penalty as per 0.05%/day of the capital increase payment (RMB 60,000,000) then made by Party A; if Party B and the management team still fails to complete the corresponding business change within 30 days after Party A completes the capital increase payment (RMB 60,000,000), it shall be deemed as the fundamental default by Party B, and Party A may implement the related terms hereof.

Article 5 Party B and the management team simultaneously covenant to, within 15 working days after Party A’s third transfer price (that is, RMB 93,000,000) is available, complete the procedures (including but not limited to the completion of increase of Party C’s registered capital, adding Party A as the Company’s new shareholder, and the registration or filing of changes to Articles of Association of the Subject Company revised in accordance with the Agreement with the administration for industry and commerce) of registration of business change made after this investment (which refers to the shareholding structure in which after this investment Party A holds 51% equity in the Subject Company and Party B holds 449% equity in Party C). If Party B and the management team fail to complete the procedures of business change on schedule, for each day of delay, the management team shall pay Party A certain penalty as per 0.05%/day of the transfer price (RMB 93,000,000) then paid by Party A; if Party B and the management team fail to, within 30 days after Party A completes the payment of this transfer price (RMB 93,000,000), complete the corresponding business change, it shall be deemed as the fundamental default by Party B, and Party A may implement related terms hereof.

The handling charges and expenses in connection with the aforesaid filing and registration of business change shall be borne by the Subject Company.

5.1 Provided that the procedures of business change fails to be completed due to the reasons of Party B or Party C or still fail to be completed beyond 30 days (except for due to the reasons of het Government or the force majeure), Party A has the right to unilaterally terminate the Agreement in writing, Party B and Party C shall refund the investment made by Party A within 5 working days after the termination hereof and refund the interests arising from the bank loan over the same period as such payment. The management team shall undertake the joint and several liabilities for Party C’s obligations contained in this article.

5.2 The capital increase payment in connection with this investment shall be mainly used for Party C’s operation and development but may not be used for non-operating expenditures or other operating expenditures irrelevant to the prime business of the Subject Company.

5.3 Prior to the execution hereof, in case of conflicts between the documents and/or agreements signed by and between Party B and Party C and the Agreement, the Agreement shall prevail and each party has the obligation to revise its respective documents or agreements signed to make conformity with the Agreement. After the execution hereof, if the agreement signed by the parties is involved in the matters stipulated herein, the Agreement shall prevail and the terms in conflict with the Agreement shall be null and void.

Article 4 Performance Covenants and Compensation Arrangements

4.1 The management team covenants to Party A that it as the performance covenanting party should achieve the following operating performance indicators for the Subject Company during the performance covenant period (3 fiscal years from 2017 to 2019): net profit of RMB 30,000,000 in 2017, RMB 40,000,000 in 2018 and RMB 51,600,000 in 2019. Performance appraisal indicators mentioned herein refer to the net profit, which refer to the net profit of the Subject Company with a deduction of non-recurring operating losses and profits.

4.2 It shall be determined whether the operating objective of the Subject Company is achieved or not according to the following manners: Certain accounting firm having securities qualifications and designed by the investor to perform auditing on the operating and financial status of each year in the performance covenant years of the Subject Company and issue the audit report as the final basis. The audit costs of each year shall be borne by Party C.

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4.3 During the performance covenant period (that is, from 2017 to 2019), provided that the net profit achieved by the Subject Company in each year is lower than the one covenanted in the current year as mentioned in Article 4.1 hereof, each party in the management team is obliged to compensate the Subject Company or Party A, undertake joint and several liabilities to the performance covenants and respectively compensate the Subject Company or Party A in 2017, 2018 and 2019.

The management team shall make the compensation in cash, with the specific amount of compensation calculated as follows:

Cash compensable in the year =net profit accumulatively covenanted by the Subject Company as of the end of the current period –net profit accumulatively achieved by the Subject Company as of the end of the current period –cash accumulatively compensated

The performance covenanting party shall compensate the Subject Company first by the use of and to the extent of cash consideration gained from this transaction. Where the cash compensation is insufficient, the equity held in the Subject Company shall be used to compensate Party A for the deficiency, with the calculation formula as follows:

Number of equity compensable by the performance covenanting party to Party A = [(value (note: RMB 153,000,000) of equity held by Party A in the Subject Company after this investment–number of equity (note: 54,187,500 equity) held by Party A in the Subject Company *share price of the Subject Company adjusted in the current year)]/share price of the Subject Company after the adjustment in the current year-number of equity accumulatively compensated

In which: share price of the Subject Company after the adjustment in the current year =share price (note: RMB 2.823529/share) of the Subject Company in this transaction * (net profit accumulatively achieved by the Subject Company as of the end of the current period +total amount of net profit covenanted in the remaining performance covenant periods +amount of cash accumulatively compensated) /total amount of net profit (note: RMB 121,600,000) covenanted by the Subject Company over the performance profit period.

Where the Subject Company grants equity, converts or distributes the stocks and dividends during the performance covenant period, the number of equity compensable in the current year shall be accordingly adjusted.

4.4 Performance rewards: After the three-year performance covenant period expires, provided that the net profit accumulatively achieved by the Subject Company reaches the operating target, that is, the net profit accumulatively achieved in such 3 years reaches RMB 152,000,000 and above, the parties agree to allocate at one time 20% of the part exceeding the operating target as rewards to the management team, however, to the extent of 10% of the total amount of this investment. (The list of personnel to whom rewards are granted and rewards proportion and implementation plan shall be proposed by the Board of Directors of the Subject Company and reviewed by the General Meeting of Shareholders), The specific amount of rewards is calculated as follows:

Amount of rewards = (net profit accumulatively achieved by the Subject Company during the performance covenant period –RMB 152,000,000) *20%

4.5 Performance covenants compensation implementation: The parties agree that the cash or equity compensation mentioned in this article shall be completed within 1 month since the annual auditing report is issued during the performance covenant period. Neither one of the performance covenanting party may delay, obstruct or reject the aforesaid compensation for any reason and in any manner. Party A may request the performance covenanting party to perform the aforesaid obligations by giving a written notice.

4.6 The parties agree that during the performance covenant period and before the compensation obligations (if any) are completed, without the written consent of Party A, the management team may not in any way transfer any of its equity held in the Subject Company to the other shareholders of the Subject Company or the third parties other than the shareholders of the Subject Company.

Article 5 Company’s Business Management

5.1 The new Board of Directors of the Subject Company is consisted of 5 directors among whom 3 are recommended by Party A and 2 are recommended by Party B. Each director has a term of office for 3 years. The Board Chairman shall be served by the director recommended by Party A.

5.2 The new Board of Supervisors of the Subject Company is consisted of 3 supervisors among whom 1 is recommended by Party A, 1 is recommended by Party B and 1 is served by the employee representative. The Chairman of the Board of Supervisors shall be served by the supervisor recommended by Party A. Neither the director, GM nor other senior management may serve as the supervisor at the same time.

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5.3 Company’s management:

5.3.1 The Board Chairman is the legal representative of the Subject Company;

5.3.2 The Board of Directors shall appoint the GM, Deputy GM and other senior management mainly from the existing team of the Subject Company;

5.3.3 The CFO of the Subject Company shall be served by the personnel nominated by Party A, who is responsible for the supervision and management of the Subject Company’s financial seal, funds use, expenditures as well as the financial budget and final accounts and approval. Party A shall be responsible for the subsequent operating funds and financing of the Subject Company so as to meet the Company’s operation and development.

5.4 Amendments to Articles of Association

5.4.1 Within 10 working days after Party C receives the initial investment in connection with this investment, Party A and Party B shall convene the shareholders’ meeting and board meeting and amend the existing Articles of Association of the Subject Company in accordance with the terms and provisions hereof.

5.4.2 Except for stipulated herein, the remaining contents of the new Articles of Association of the Subject Company shall be amended in accordance with the current Company Law; before the Agreement becomes effective, where, compared with other shareholders, any original shareholder of Party B set any right of first refusal on all or part of its equity held in the Subject Company in the historical capital increase and reduction and equity transfer of the Subject Company, the original shareholders of Party B unanimously agree to waive such right and the corresponding terms of agreements previously signed shall be annulled.

5.5 Operation planning

The management team covenants to, within 1 month since the execution hereof, complete the three-year (2017-2019) operation development planning of the Subject Company satisfactory to Party A, including but not limited to the 3-year planning in the aspect of production capacity, markets, products, R&D, management and personnel, and complete the feasible 2017 funds use plan and production and operation plan of the Subject Company.

Article 6 Non-competition and Affiliated Transaction

6.1 The management team, Shenzhen Jinpenglong Traffic Science & Technology Co., Ltd and the shareholder taking up a position in the Subject Company covenant not to actively resign from the Subject Company within 5 years since the effective date hereof. Otherwise, the Breaching Party shall compensate Party A the transfer price it has gained from this transfer of equity (except for the resignation recognized by Party A in writing).

6.2 The management team covenants to issue the Letter of Covenants (specifically subject to Appendix 1) including the following contents to Party A and Party C on the date of execution hereof:

6.2.1 The management team covenants that during the period of employment by the Subject Company, without the written consent of the General Meeting of the Subject Company, it may not take up a position or a part-time job in any other company or independently set up and operate other business enteritis (except for such business entity not participating in the industry of the Subject Company but making an investment of no more than RMB 5,000,000).

6.2.2 The management team covenants that during the period of holding equity in the Subject Company and within 2 years after the equity in its possession are transferred, it shall not in any way engage in the business that is in competition with or may constitute competition with the business of the Subject Company so as to prevent from the competition with the Subject Company.

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6.2.3 The management team agrees that if it fails to honor the covenants contained in the Letter of Covenants, thus causing damages to the interests of the Subject Company, it shall undertake the corresponding compensation and legal liabilities for the loss incurred thereby to the Subject Company.

6.3 The management team covenants that within 1 month since the execution hereof, the Subject Company has already reached or is about to reach such formal labor agreement, confidentiality and non-competition agreement (or the labor agreement containing confidentiality and non-competition terms) with the key management personnel and core technical personnel as are in compliance with the laws and regulations and satisfactory to Party A; and after this investment, the senior management team and core technical personnel of the

Subject Company will not resign at least within 5 years (except for due to the reasons of the Government and force majeure and with the written consent of Party A); otherwise, in case of losses to the Subject Company or the investor, the management team shall undertake the compensation liabilities. List of key management personnel and core technical personnel of the Subject Company sees Appendix 2.

6.4 The management team confirms and covenants that as of the date of execution hereof, affiliated transaction of the Subject Company sees Appendix 3 hereto. Commercial terms on the aforesaid affiliated transaction shall be fair and just, without prejudicing to the interests of the Subject Company or unreasonably mitigating the burden of the Subject Company. After the Agreement is signed, the Subject Company shall gradually reduce and even absolutely eliminate the affiliated transaction and guarantee that with respect to the affiliated transaction concluded, related parties shall execute related agreements as per the market price and on the principles of fairness and justness so as to identify the rights and obligations and perform the internal decision-making procedures in accordance with the Articles of Association and the related systems.

6.5 Since currently the battery management system supplier of the Subject Company is Suzhou JK Energy Technology Co., Ltd (hereinafter referred to as “Suzhou JK”) and part of original shareholders of Party B are the shareholders of Suzhou JK, in order to prevent from the horizontal competition between Suzhou JK and the Subject Company in the field of battery package business, Party C covenants to sign the non-horizontal competition agreement with Suzhou JK, specifying that Suzhou JK ma not engage in the battery package business and that without the permission of Party A, Suzhou JK may not sell the battery management system and other main products it has produced to the Subject Company competitor, that is, CITIC GUOAN MGL Power Technology Co., Ltd and Weihong New Power (Huzhou) Co., Ltd. Shareholder 2 of Party B supports and promotes Party A to, if required at an appropriate time in the future, acquire Suzhou JK at the price of not exceeding RMB 20,000,000 by Party A or the Subject Company.

6.5 Party B simultaneously covenants as follows:

6.5.1 It shall not occupy or use the properties of the Subject Company without compensation. Otherwise, it shall pay the use consideration to the Subject Company as per 120% of the market fair value (from the date of commence of actual occupation and use of the properties of the Company to the date of cessation of such occupation and use).

6.5.2 During the shareholding period, it shall not perform the affiliated transaction behavior prejudicing the interests of the Subject Company. Otherwise, it shall compensate the damages incurred thereby to the Subject Company.

6.6 The parties unanimously agree that each party shall diligently and promptly cease such behavior of horizontal competition, non-competition and affiliated transaction behavior under the Company Law and the Articles of Association of the Subject Company as are performed by the management shareholders and other senior management of the Subject Company and promptly notify the other parties of the aforesaid circumstances. With respect to the affiliated transaction that is in compliance with the Articles of Association and has been passed by the authorities of the Subject Company in the form of a resolution, the Subject Company shall promptly notify the other parties to the Agreement of the pricing and pricing basis; and the voting for affiliated transaction shall be subject to the provisions of the Company Law and the Articles of Association on avoidance system applicable to the affiliated shareholders and affiliated directors.

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Article 7 Profit Sharing and Debts Assumption

7.1 The parties hereto agree that after becoming the registered shareholder of the Subject Company, Party A has the right to share the profit undistributed and incurred before it becomes the registered shareholder of the Subject Company in proportion to the equity it holds in the Subject Company.

7.2 The parties hereto unanimously agree that the debts and liabilities that may be assumed by the Subject Company as follows shall be independently undertaken by the management team:

7.2.1 Party C’s debts and liabilities that have not been disclosed in writing by Party C and the management team to Party A or haven not been recognized by Party A;

7.2.2 Debts and liabilities arising from Party C’s non-standard operation behavior performed or existing prior to the completion of this capital increase.

If the Subject Company has to passively undertake the aforesaid debts and liabilities, within 5 working days after the actual occurrence of compensation by the Subject Company, the management team shall compensate the Subject Company in cash the same amount as the one compensated by the Subject Company.

Article 8 Intellectual Property Rights

8.1 The management team and Party C covenant and warrant that except for otherwise stipulated herein, when and after the Agreement is signed, Party C shall be the exclusive and legal owner of intellectual property rights and license in and to the Company name, brand, trademark and patent, know-how and various operating licenses. Intellectual property rights (see Appendix 4 hereto) owned by the Subject Company shall be approved by or filed to the necessary governmental departments and the legal action taken for the purpose of protecting such intellectual property rights has been approved by or filed to the governmental departments. The management team and Party C warrant to make the payment on schedule and the continuity and validity of such rights. Where the use right is not registered in the name of Party C, the management team and Party C shall free of charge transfer to the name of Party C.

8.2 The management team and Party C covenant and warrant that during the production and operation of the Subject Company, due to the process parameters and technique generated from the OEM process, Party C’s own technical system (including the file system) will be set up and formed and may be used only by the OEM party under restricted license for the OEM for Party C, for which the OEM plant shall perform the confidential obligations and undertake the compensation liabilities for disclosure of secrets.

8.3 The management team and Party C covenant that the Subject Company shall be the exclusive and legal owner of the subsequent development and application of intellectual property rights entitled by Party C.

Article 9 Representations and Warranties

9.1 Each party hereto makes the following representations and warranties:

9.1.1 It (which refers to any party hereto, the same below) is the legal person or natural person having absolute capacity for civil conduct;

9.1.2 It has already obtained or guarantees to obtain the authorizations or approvals necessarily required for the execution hereof;

9.1.3 On the date of execution hereof, there does not exist any claims, litigation, judicial proceedings and governmental investigations against each party, which cause such party unable to complete the obligations hereunder and is filed by, or in progress or may be in progress at the court or the governmental agency;

9.1.4 Its execution and fulfillment hereof shall not contradict against the contracts and agreements to which it is a party as signed with others or the covenants and warranties it unilaterally makes (except for stipulated herein);

9.1.5 Its representations contained herein shall be true, accurate and complete;

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9.1.6 It shall strictly observe and fulfill the matters stipulated herein and warrant to perform confidential obligations for the information contained herein.

9.2 The management team and Party C hereby make the following representations and warranties to Party A:

9.2.1 The Subject Company is legally incorporated and legally existing;

9.2.2 The management team and the investor in the previous round covenant to legally hold 100% equity in the Subject Company. Such equity have no defects, on which no mortgage, pledge or the third party interests are imposed;

9.2.3 The Subject Company has no undisclosed liabilities (which refer to those liabilities unfound in the due diligence of this investment), contingent liabilities (including but not limited to the warranty guarantee etc.), significant litigation, tax risks and administrative punishments;

9.2.4 Assets and intellectual property rights owned by the Subject Company are legal and valid and have clear ownership, without any mortgage, guarantee, pledge, retention, sealing, the third party rights and any other defects in law and in fact; otherwise, Party A has the right to deduct from the investment as per the appraisal value or directly recover against the management team;

9.3.6 Documents and materials (including the financial data, in which 2016 annual financial report sees Appendix 5) provided by the management team and Party C are true, accurate and complete;

9.3.7 If, due to the remuneration, benefits and social insurance issues (regardless of such issues have been disclosed) incurred prior to this capital increase in connection with Party C’s employees, the Subject Company has to undertake the legal liabilities (including but not limited to the supplemental payment and the assumption of fine), the management team shall be fully liable, make full compensation and indemnification to the Subject Company within 10 working days after the Subject Company assumes the liabilities and guarantee to hold Party A harmless from any of such liabilities and losses;

9.3.8 The management team has already promptly notified Party A of the significant matters or the items probably resulting in potential significant risks or debts to Party A, including the legal litigation, assets and business acquisition and other possible debts to be dealt by or in connection with Party C;

9.3.9 The management team shall transfer the assets which it is entitled to the ownership of but is in fact owned by the Company to the name of the Subject Company and deal with the corresponding legal procedures so as to guarantee that the Subject Company’s operating assets are independent and complete and meet the IPO and listing requirements;

9.3.10 The management team covenants that except for the disclosures made in the appendix hereto, the Subject Company has not made an investment in any other joint-stock and controlling subsidiaries or, directly or indirectly, own or control any rights and interests in and to any other companies, partnership, trust, joint venture, association or other entities;

9.3.11 Upon completion of this investment, the Subject Company always has the rights, qualifications and capacity to, directly or through the subsidiaries, branches and affiliates, carry out the business activities described in the Company’s business scope;

9.3.12 Upon completion of this investment, it shall take an advantage of its position to infringe up the rights and interests of the Subject Company or other parties;

9.3.13 The original shareholders in the management team as the persons acting in concert shall undertake common liabilities for the provisions, liabilities and default hereunder;

9.3.14 As of Mar.31, 2017, with respect to the accounts receivable by the Subject Company, the accounts receivable from King Long United Auto Industry (Suzhou) Co., Ltd (hereinafter referred to as “Suzhou King Long”) shall be RMB 23,318,000. The management team covenants that as of Dec.31, 2017, 80% of the aforesaid accounts receivable from Suzhou King Long or the corresponding returns shall be recovered.

9.3.15 The management team covenants and warrants that without the consent of Party A, within 36 months upon completion of this investment and/or before the compensation obligations (if any) are completed, it shall not conclude a transaction about the equity it holds in the Subject Company, or impose mortgage, pledge, guarantee and other encumbrances on the equity it holds in the Subject Company or cause its equity in the Subject Company to be closed, frozen or involved in other third party rights and any other encumbrances in law and in fact.

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Article 10 Co-sale Right

10.1 Specific to each party hereto, provided that certain A-share listed company in the country (“Transferee”) as the acquirer sends a notice to any party (“Transferor”) hereto, specifying its intention to purchase the equity or equity held by such party in the Subject Company, the parties (hereinafter referred to as “Co-sale Right Shareholders”) other than such party that has received such notice have the right but no obligations to request the Transferee to purchase certain proportion of equity (hereinafter referred to as “Co-sale Right”) from the Co-sale Right Shareholders according to the conditions and price specified in the notice of transfer. Such proportion is calculated according to the following formula: S=P*A/B, in which S refers to the proportion of equity available for sales by the Co-sale Right Shareholders, P refers to the total number of equity and/or equity to be transferred, A represents e shareholding proportion of the Co-sale Right Shareholders and B refers to a sum of shareholding proportion of the Transferor and the Co-sale Right Shareholders. However, during the performance covenant period, the management team shall to be entitled to the rights mentioned in this article.

10.2 The Transferor shall notify the other shareholders (hereinafter referred to as “Transfer Notice”) in writing of the sales of such equity, specifying (a) name of the Transferor and the Transferee, (b) total number of equity and/or equity to be transferred, (c) transfer price of the equity to be sold and (d) other terms and conditions on the equity to be sold.

10.3 Provided that the Co-sale Right Shareholders decide to exercise their co-sale right, within 20 working days after the Transferor sends a notice of sales, it shall give a written notice, specifying the proportion of equity involved in the exercise of co-sale right. Provided that the Co-sale Right Shareholders fail to issue the written notice of exercise of the co-sale right during the aforesaid period, it is deemed as a waiver of such right.

10.4 If the Co-sale Right Shareholders decide to exercise the co-sale right, the Transferor shall take action to assist in the realization of co-sale right, including the corresponding reduction of their respective co-sale right proportion.

10.5 If the Co-sale Right Shareholders have already appropriately exercised the co-sale right, and if the Transferee fails to purchase related equity from the Co-sale Right Shareholders, the Transferor shall not transfer such equity. Provided that the Transfer transfers the aforesaid equity without the written consent of the Co-sale Right Shareholders, such transfer shall be null and void. The Co-sale Right Shareholders have the right but no obligations to request the Transferor to acquire its equity and/or equity held in the Subject Company at the transfer price. Within 20 days upon receipt of the request from the Co-sale Right Shareholders, the Transferor shall complete such acquisition.

Article 11 Notices and Service

11.1 Notices or other communications hereunder shall be in writing and served or sent to the contact address, fax or E-mail provided as follows by each party hereto:

For Party A,

Add:

Tel.:

E-mail: [      ]

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For Party B (commonly used contact methods for natural-person shareholders):

Add.: B1 Plant, No.1, Qunliao Road, Maan Town, Huicheng District, Huizhou

Tel.: 0752-5807018

E-mail: [      ]

For Shareholder 1

Contact methods:

For Shareholder 2

Contact methods:

For Shareholder 3

Contact methods:

For Shareholder 4

Contact methods:

For Party C

Add.:

Tel.:

E-mail: [      ]

11.2 If the contact information of either party hereto as provided in Article 10.1 hereof is changed, such party shall give a 7-day prior written notice to the other parties to update its designated contact address, fax and E-mail. During the term hereof, if, due to the changes to laws, regulations and policies or either party’s losing of its qualifications and/or abilities required for the fulfillment hereof, which affect the fulfillment hereof, such party shall be obliged to notify the other party within a reasonable period.

11.3 Notices, demands or other written documents sent by either party to the other parties according to the address, fax or E-mail contained herein shall be deemed as having been served at the following time: (1) at the time of being actually delivered to the aforesaid address, if sent by hand delivery; (2) on the 3rd day after deposited to the post office, if sent by express mail; or the 7th day after deposited to the post office, if sent by ordinary mail; (3) after 2 hours upon successful transmission by fax or E-mail, if sent by fax or E-mail.

Article 12 Default and Liabilities for Default

12.1 After the Agreement becomes effective, each party shall fully, appropriately and promptly perform its obligations and provisions hereof. If either party hereto makes a default of any provisions hereof, it shall constitute a default of the Contract.

12.2 The parties hereto agree that except for otherwise stipulated in the other terms hereof, if either party makes a default hereof, the Breaching Party shall rapidly give a correction. Provided that the Breaching Party still fails to give a correction within 30 days after receipt of the written warning from the Non-breaching Party, such Breaching Party shall pay the Non-breaching Party 5% of the total investment (RMB 153,000,000) as the penalty. If Party C is involved in the default hereof, Party B shall undertake the joint and several liabilities for the default of Party C.

12.3 The payment of penalty shall not affect the right entitled by the Non-breaching Party to request the Breaching Party to continuously perform or terminate the Agreement.

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Article 13 Change, Supplements and Termination

13.1 With respect to any modification and supplement to the terms hereof, the parties hereto shall separately discuss and sign a supplementary agreement. In such case, such modification and supplement shall be valid.

13.2 Under the following circumstances, the Agreement shall be terminated:

13.2.1 Upon agreement by the parties through negotiation;

13.2.2 Due to the force majeure, it becomes impossible to fulfill the Agreement.

13.3 Provided that either Party B or Party C makes a serious default hereof and fails to give a correction within 30 days or performs the default behavior accumulatively for 3 times or above, Party A has the right to unilaterally terminate the Agreement; provided that Party A makes a serious default hereof and fails to give a correction within 30 days or performs the default behavior accumulatively for 3 times or above, Party B has the right to unilaterally terminate the Agreement.

13.4 In case of termination hereof, Party B and Party C shall refund the payment made by Party A within 3 days thereafter. In case of no refundment beyond the prescribed period, for each day of delay, Party B and Party C shall respectively pay Party A 0.05% of the overdue payment as the penalty.

13.5 The party who proposes to terminate the Agreement shall give a written notice. Termination hereof shall become effective since the date on which such notice is served.

13.6 Termination hereof shall not affect the right entitled by the Non-breaching Party to request the Breaching Party for the payment of penalty and the compensation of losses.

13.7 Unless the parties hereto reach a consensus and conclude a written agreement, neither party may assign the Agreement or all or part of the rights and obligations hereunder.

Article 14 Disputes Resolution

14.1 Effects, interpretation and performance hereof shall be governed by the laws of the People’s Republic of China.

14.2 Any disputes arising from or in connection with the Agreement shall be first resolved by the parties through friendly negotiation; in case an agreement fails to be reached, each party hereto may file a lawsuit to the people’s court at the place of execution hereof.

14.3 During the disputes resolution through litigation, except for the disputed matters, the Agreement shall remain valid in any other aspects. Except for the obligations involved in the disputed matters, each party shall continuously perform its other obligations hereunder and exercise its other rights hereunder.

Article 15 Miscellaneous

15.1 The Agreement shall become effective after signed and stamped with official seal by the legal representative or executor or authorized representative of Party A and Party C and signed and sealed by the original shareholders of Party B.

15.2 Even if part of the terms or contents hereof is held to be invalid or null and void, effects of the other terms shall not be thus affected.

15.3 Appendix hereto shall be a part of and have the same legal effects as the Agreement.

15.4 With respect to those matters uncovered herein, the parties hereto may separately sign a supplementary document. Such supplementary document shall be an integral part of and have the same legal effects as the Agreement.

15.5 The Agreement shall be written in Chinese and made into 12 copies. One copy is respectively held by each party and the remaining 2 copies shall be kept by the Subject Company to deal with related matters. Each copy shall have the same legal effects.

15.5 The Agreement is signed on Apr.19, 2017 in Xiamen, Fujian.

(Below is intentionally left blank and a signature page hereof)

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Below is intentionally left blank and a signature page of the Agreement for Equity Transfer and Capital Increased between Xiamen Jiupai Yuanjiang New Power Equity Investment Funds Partnership (Limited Partnership) and Huizhou Yipeng Energy Technology Co., Ltd.

Signed by the Parties:

Party A: Xiamen Jiupai Yuanjiang New Power Equity Investment Funds Partnership (Limited Partnership) (Seal)

Executive Partner/Authorized Representative (Signature):

Party B: All Shareholders of Huizhou Yipeng Energy Technology Co., Ltd

Shareholder 1: Huizhou Highpower Technology Co., Ltd. (Seal)

Legal Representative/Authorized Representative (Signature):

Shareholder 2: Shenzhen Jinpenglong Traffic Science & Technology Co., Ltd. (Seal)

Executive Partner/Authorized Representative (Signature):

Shareholder 3: Beijing Defengjie Fuhua Venture Investment Funds Management Center (Limited Partnership) (Seal)

Executive Partner/Authorized Representative (Signature):

Shareholder 4: Beijing Defengjie Longsheng Investment Funds Management Center (Limited Partnership) (Seal)

Executive Partner/Authorized Representative (Signature):

Shareholder 5: Shu Jianqin

Signature:

ID No.: ***

Shareholder 6: Qu Jingdong

Signature:

ID No.: ***

Shareholder 7: He Ping

Signature:

ID No.: ***

Party C: Huizhou Yipeng Energy Technology Co., Ltd. (Seal)

Legal Representative/Authorized Representative (Signature)

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Appendix 1

Letter of Covenants on Non-competition for Management Shareholders of Huizhou Yipeng Energy Technology Co., Ltd.

I. Individual Information

I,_____ , ID No.:_____ , tel.:_____ , add.:_____ , am working for Huizhou Yipeng Energy Technology Co., Ltd. as _____.

As of this day (that is, the date of execution of this Letter of Covenant), my equity held and my position taken in any enterprise and profit organization other than Huizhou Yipeng Energy Technology Co., Ltd (hereinafter referred to as “Company”) see the following table:

Name of Company/Organization	Horizontal Competition with the Company	Post	Equity Hold (RMB 10,000)	Shareholding Proportion (%)	Related Plan
N/A	N/A	N/A	N/A	N/A	N/A

II. Covenants

In consideration of the capital increase (hereinafter referred to as “Capital Increase”) implemented by Xiamen Jiupai Yuanjiang New Power Equity Investment Partnership (Limited Partnership) (hereinafter referred to as “Jiupai Yuanjiang Funds”) to the Company in Apr. 2017, after this Capital Increase, Jiupai Yuanjiang Funds will be in a controlling position in the Company. In order to promote the cooperation between the parties mentioned above and smoothly implement this Capital Increase, as the Company’s management shareholder, I make the following covenants to the new General Meeting of Shareholders (hereinafter referred to as “New General Meeting of Shareholders”) of the Company receiving the Capital Increase from Jiupai Yuanjing Funds.

1. I have already faithfully notified my position taken and my equity held in any units other than the Company and the related plan as of this day, without any concealing.

2. Since the date of execution of this Letter of Covenant, during the employment by the Company, I will strictly observe this Letter of Covenants and the Company’s regulations, keep confidential the Company’s trade secrets (which refers to the resolutions adopted by the Company’s General Meeting of Shareholders, Board of Directors, Board of Supervisors, CEO Office and various decision-making authorities of the Company, contracts signed by and between the Company and its directors, management, employees and by and between the Company and other external legal persons and natural persons as well as the Company’s statistical and analysis data and reports, including but not limited to the purchase, technology, R&D, production, quality, sales, markets, channels, major plan, investment and financing and other core information) and not to make a disclosure to the persons other than the Company, Jiupai Yuanjiang Funds and the competent departments and business cooperation units directly involved in or in connection with the aforesaid information and the officers thereof.

3. I also covenant that currently I (have already signed or not signed) with the Company the Non-competition Agreement; if I have not signed with the Company the Non-competition Agreement, after the new shareholders’ meeting is convened, I will sign the Non-competition Agreement with the Company.

4. Except for the circumstances mentioned in Article 1 hereof (including the changes arising from the contents contained in the preceding paragraph), since the effective date of this Letter of Covenant, without the written consent of new shareholders, during the employment by the Subject Company, I will not take up a position or a part-time job in any other companies or independently set up and operate other business entities (except for such business entity not participating in the industry of the Subject Company but making an investment of no more than RMB 5,000,000).

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III. Special Covenants

With respect to the following 3 circumstances, I have undergone the circumstances mentioned in the following and separately and solemnly covenant on the contents contained therein.

1. I (am or am not) taking up a position or hold equity in other enterprises that are in horizontal competition with the Company and my direct relatives and I will not make an investment (except for the purchase and sales of financial products in any public transaction market) in other enterprises or engage in the business that is in competition with or may constitute competition with the Company.

2. I, , am holding equity (excluding the financial products purchased in the public transaction market) in the following companies in the same industry and I will dispose such equity as follows prior to MM/DD/YY and hereby make the following covenants:

Name of Company/Organization	Equity Held (RMB 10,000)	Shareholding Proportion (%)	Disposal Scheme	Non-competition Covenants
N/A	N/A	N/A	N/A	N/A

3. I, , am taking up a post in the unit (see the following table) in the same industry and I will resign from the post listed in the following table prior to MM/DD/YY and hereby make the following covenants:

Name of Company/Organization	Post	Non-competition Covenants
N/A	N/A	N/A

IV. Effectiveness and Revocation

1. Effectiveness

This Letter of Covenants will automatically become effective after it is signed and the new shareholders’ meeting is convened.

2. Invalidity

Under any one of the following circumstances, this Letter of Covenants will automatically become invalid:

When the Agreement for Equity Transfer and Capital Increase between Xiamen Jiupai Yuanjiang New Power Equity Investment Partnership (Limited Partnership) and Huizhou Yipeng Energy Technology Co., Ltd is terminated;

Jiupai Yuanjiang Funds will not be the largest shareholder of the Subject Company.

If I fail to honor the aforesaid covenants, I will undertake the compensation liabilities for the actual loss incurred thereby to the Company and the revenue I gained from the violation of the aforesaid covenants will be owned by the Company; if I fail to honor the aforesaid covenants, thus causing a violation of the current laws and regulations, the Subject Company may reserve the right to file a lawsuit.

Hereby covenanted.

This Letter of Covenants is made into triplicate. The Company, Jiupai Yuanjiang Funds and I will respectively hold one copy.

Covenantor (Signature):

ID No.:

___, 2017

19

Appendix 2

List of Key Management Personnel and Core Technical Personnel of Huizhou Yipeng Energy Technology Co., Ltd.

SN	Name	Gender	ID No.	Post	Shareholding Proportion (%)
1	Yu Hongzhong	male	110108196807313710	GM	16.60%
2	Shu Jianqin	male	421124198208230537	Deputy GM	8.33%
3	He Ping	male	11010819561202493	Deputy GM	3.33%
4	Yu Xinjun	male	150204196807261815	Deputy GM	0.42%
5	Tong Jian	male	520113197611210818	Technical Director	0.38%
6	Liu Bin	male	511202197603074874	Purchase Director	0.64%
7	Li Jianbo	male	33100319870917187	Product Manager	0.30%

Seal:

Date:

20

Appendix 3

Notes on Controlling and Joint-stock Companies and Affiliated Transaction of Huizhou Yipeng Energy Technology Co., Ltd.

I. Detailed Information about Yipeng Energy’s Controlling Subsidiaries and Joint-stock Companies

II. Yipeng Energy’s Affiliates

(including the profile of such affiliate, notes on affiliation, 2015-2016 affiliated transaction amount, products, quantity, average market price, contracts execution and fulfillment and receivables and payables and the covenants not to contradict against the principle of market fairness)

Seal:

Date:

21

Appendix 4

List of Intellectual Property Rights of Huizhou Yipeng Energy Technology Co., Ltd.

Seal:

Date:

22

Appendix 5

2016 Annual Financial Report of Huizhou Yipeng Energy Technology Co., Ltd.

Seal:

Date:

23